Exhibit 10.1

FXCM HOLDINGS, LLC
A Delaware Limited Liability Company

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of December 1, 2010
THE LIMITED LIABILITY COMPANY INTERESTS IN FXCM HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
FXCM HOLDINGS, LLC
A Delaware Limited Liability Company
          This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of FXCM Holdings, LLC (the “Company”), dated and effective as of December 1, 2010 (this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Members (as defined below).
          WHEREAS, the Certificate of Formation of the Company (the “Certificate”) was filed with the Office of the Secretary of State of Delaware on November 17, 2005;
          WHEREAS, the Limited Liability Company Agreement of the Company, dated as of January 10, 2007, was executed by the original members of the Company, setting forth certain agreements as to the organization, management and operation of the Company and the Members’ respective rights and obligations with respect thereto (the “Original Agreement”);
          WHEREAS, as of January 17, 2008, the Original Agreement was amended and restated in accordance with its terms (as amended by Amendment No. 1 thereto effective as of December 31, 2009, the “First Amended and Restated Agreement”)
          WHEREAS, as of October 1, 2010, the First Amended and Restated Agreement was amended and restated in accordance with its terms (the “Second Amended and Restated Agreement”);
          WHEREAS, the requisite Members (as defined in the Second Amended and Restated Agreement) wish to amend and restate the Second Amended and Restated Agreement in accordance with its terms and, in connection therewith, to (1) convert all outstanding limited liability company interests in the Company into Class A Units (as defined below) and (2) admit FXCM Inc., a Delaware corporation, as sole Managing Member of the Company; and
          WHEREAS, the parties hereto desire to enter into this Third Amended and Restated Limited Liability Company Agreement of the Company.
          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree that the Second Amended and Restated Agreement is hereby amended and restated in its entirety as follows:
ARTICLE I
DEFINITIONS
          Section 1.1. Definitions.
          Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

          “Act” means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq., as it may be amended from time to time, and any successor to the Act.
          “Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.5 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.
          “Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(b)(i) or Section 5.1(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Unit shall be the amount that such Adjusted Capital Account would be if such Unit were the only interest in the Company held by such Member from and after the date on which such Unit was first issued.
          “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.3(d)(i) or Section 3.3(d)(ii).
          “Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all its directors, managers, officers and employees in their capacities as such.
          “Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing Member, without taking into account any liabilities to which such Contributed Property was subject at such time.
          “Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not admitted to the Company as a Member.
          “Assumed Tax Rate” means, for any taxable year, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in New York, New York (or, if higher, a corporation doing business in New York, New York), taking account of any differences in rates applicable to ordinary income and capital gains and any allowable deductions in respect of such state and local taxes in computing a Member’s liability for federal income tax; provided that the Assumed Tax Rate for ordinary income initially will be set at 55.0 percent, as adjusted by decision of the Managing Member; and provided further that the Assumed Tax Rate for ordinary income shall be recalculated at any time that the applicable tax rates change.
          “Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
          “Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.
          “Capital Account” means the capital account maintained for a Member pursuant to Section 3.3.
          “Capital Contribution” means any cash, cash equivalents or the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued by the Company (net of liabilities assumed by the Company or to which such property is subject).
          “Carrying Value” means (a) with respect to a Contributed Property, subject to the following sentence, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, subject to the following sentence, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.3(d)(i) and Section 3.3(d)(ii)

and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.
          “Certificate” has the meaning set forth in the recitals hereto.
          “Class” means the classes into which the limited liability company interests in the Company created in accordance with Section 3.1 and Section 3.2(a) may be classified or divided from time to time by the Managing Member in its sole discretion pursuant to the provisions of this Agreement. As of the date of this Agreement the only Class is the Class A Units. Subclasses within a Class shall not be separate Classes for purposes of this Agreement. For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the Managing Member in accordance with this Agreement, shall be deemed to be a class or group of limited liability company interests in the Company. For the avoidance of doubt, to the extent that the Managing Member holds limited liability company interests of any Class, the Managing Member shall not be deemed to hold a separate Class of such interests from any other Member because it is the Managing Member.
          “Class A Units” has the meaning set forth in Section 3.1.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
          “Company” has the meaning set forth in the preamble hereto.
          “Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).
          “Control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
          “Contributed Property” means any property contributed to the Company by a Member.
          “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(b)(ix).
          “Distributable Assets” means, with respect to any fiscal period, all cash receipts (including from any operating, investing and financing activities) and (if distribution thereof is determined to be necessary or desirable by the Managing Member) other assets of the Company from any and all sources, reduced by operating cash expenses, contributions of capital to Subsidiaries of the Company and payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in each case, as is determined by the Managing Member in its sole discretion.
          “Economic Risk of Loss” has the meaning set forth in Section 5.1(b)(vi).

          “Equity Securities” means, as applicable, (i) any capital stock, limited liability company or membership interests, partnership interests, or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interests, or other equity interest or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, limited liability company or membership interests, partnership interest, other equity interest or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interest, other equity interests or securities containing any profit participation features, (iv) any equity appreciation rights, phantom equity rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination, recapitalization, merger, consolidation or other reorganization.
          “Exchange Agreement” means the Exchange Agreement, dated on or about the date hereof among the Managing Member, the Company and the Holdings Unitholders (as defined therein) from time to time party thereto, as it may be amended or supplemented from time to time.
          “Fair Market Value” means (i) in reference to a particular Unit or other Equity Security issued by the Company or, as the case may be, all of the outstanding Units or other Equity Securities issued by the Company, the hypothetical amount that would be distributed with respect to such Unit(s) or Equity Security(ies), as determined pursuant to an appraisal, which appraisal shall be subject to the approval of the Managing Member, performed at the expense of the Company by (A) the Company or any of its Subsidiaries or (B) an investment bank, accounting firm or other Person of national standing having particular expertise in the valuation of businesses comparable to that of the Company selected by the Managing Member, and where such appraisal (1) determines the net equity value of the Company, and (2) assumes the distribution to the Members pursuant to Section 4.1 and ARTICLE VII of the proceeds that would hypothetically be received with respect to such Unit(s) or other Equity Security(ies) issued by the Company based on such net equity value, and (ii) in reference to assets or securities other than Units or other Equity Securities issued by the Company, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as is determined by the Managing Member in its sole discretion.
          “First Amended and Restated Agreement” has the meaning set forth in the recitals hereto.
          “Fiscal Year” means the fiscal year of the Company, which unless otherwise determined by the Managing Member in its sole discretion in accordance with Section 8.3, shall be the calendar year ending on December 31.
          “GAAP” means accounting principles generally accepted in the United States of America, consistently applied and maintained throughout the applicable periods.

          “Good Faith” shall mean a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.
          “Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.
          “HSR Act” has the meaning set forth in Section 7.3(f).
          “Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.
          “Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.
          “Managing Member” means FXCM Inc., a Delaware corporation, and any assignee to which the managing member of the Company Transfers all Units and other Equity Securities held by such managing member of the Company that is admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company.
          “Member” means each Person listed on the Schedule of Members on the date hereof (including the Managing Member) and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement or the Act. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement. Except as otherwise set forth herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.
          “Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).
          “Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).
          “Member Nonrecourse Deduction” has the meaning set forth for the term “partner nonrecourse deduction” in Treasury Regulations Section 1.704-2(i)(2).
          “Membership Interest” means, with respect to each Member, such Member’s economic interest and rights as a Member.
          “Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.3(d)(ii)) at the time such property is distributed, reduced by any liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.
          “Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.3(b) and shall not include any items specially allocated under Section 5.1(b).
          “Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.3(b) and shall not include any items specially allocated under Section 5.1(b).
          “Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(b), are attributable to a Nonrecourse Liability.
          “Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).
          “Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.
          “Original Agreement” has the meaning set forth in the recitals hereof.
          “Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.
          “Pledge” means pledge, grant a security interest in, create a lien on, assign the right to receive distributions or proceeds from, or otherwise encumber, directly or indirectly, or any act of the foregoing.
          “Proceeding” has the meaning set forth in Section 6.4.
          “Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.

          “Required Allocations” means (a) any limitation imposed on any allocation of Net Losses under Section 5.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 5.1(b)(i), 5.1(b)(ii), 5.1(b)(iii), 5.1(b)(vi) or 5.1(b)(viii).
          “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.
          “Schedule of Members” has the meaning set forth in Section 3.1(b).
          “Second Amended and Restated Agreement” has the meaning set forth in the recitals hereto.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.5 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or an Assignee and not from the Company.
          “Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (ii) assignee for the benefit of the creditors of, (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (iv) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.
          “Tax Distribution” has the meaning set forth in Section 4.4.
          “Tax Matters Member” has the meaning set forth in Section 8.4(d).

          “Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, among the Managing Member and the Holdings Unitholders (as defined in the Exchange Agreement) from time to time party thereto, as it may be amended or supplemented from time to time.
          “Transfer” means sell, assign, convey, contribute, give, or otherwise transfer, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or any act of the foregoing, but excludes Pledge or any act of Pledging. The terms “Transferee,” “Transferor,” “Transferred,” “Transferring Member,” “Transferor Member” and other forms of the word “Transfer” shall have the correlative meanings.
          “Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Units” means the Class A Units and any other Class of limited liability company interests in the Company denominated as “Units” that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.
          “Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 3.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.3(d) as of such date).
          “Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 3.3(d)).
          Section 1.2. Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:
          (a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
          (b) words importing any gender shall include other genders;
          (c) words importing the singular only shall include the plural and vice versa;
          (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

          (e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
          (f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;
          (g) references to any Person include the successors and permitted assigns of such Person;
          (h) the use of the words “or,” “either” and “any” shall not be exclusive;
          (i) wherever a conflict exists between this Agreement and any other agreement among parties hereto, this Agreement shall control but solely to the extent of such conflict;
          (j) references to “$” or “dollars” means the lawful currency of the United States of America;
          (k) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and
          (l) the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
ARTICLE II
GENERAL PROVISIONS
          Section 2.1. Formation. The Company was formed as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person of the Company under and pursuant to the Act and the execution of the Original Agreement. The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Members.
          Section 2.2. Name. The name of the Company is “FXCM Holdings, LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member may select from time to time. Subject to the Act, the Managing Member may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.
          Section 2.3. Section Term. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in existence perpetually until termination in accordance with the provisions of Section 7.3(d) and the Act.
          Section 2.4. Purpose; Powers.
          (a) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company formed under the laws of the State of Delaware.
          (b) Company Action. Subject to the provisions of this Agreement and except as prohibited by the Act, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.
          Section 2.5. Existence and Good Standing; Foreign Qualification. The Managing Member may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions. The Managing Member may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction other than the State of Delaware.
          Section 2.6. Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Certificate or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may have such other offices as the Managing Member may designate from time to time.
          Section 2.7. No State Law Partnership. (a) The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.7(a), and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member, Assignee and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
          (b) So long as the Company is treated as a partnership for federal income tax purposes, to ensure that Units are not traded on an established securities market within the meaning of Treasury Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein,
               (i) the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and
               (ii) the Company shall not recognize any Transfer made on any such market by:
          (A) redeeming the Transferor Member (in the case of a redemption or repurchase by the Company); or
          (B) admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.
          Section 2.8. Admission. The Managing Member is hereby admitted as a member of the Company upon its execution of a counterpart signature page to this Agreement and each member of the Company immediately prior to the effectiveness of this Agreement shall continue as a Member hereunder.

ARTICLE III
CAPITALIZATION
          Section 3.1. Units; Initial Capitalization; Schedules.
          (a) Limited Liability Company Interests. Interests in the Company shall be represented by Units, or such other Equity Securities in the Company, or such other Company securities, in each case as the Managing Member may establish in its sole discretion in accordance with the terms hereof. As of the date hereof, the Units are comprised of one Class: “Class A Units”.
          (b) Schedule of Units; Schedule of Members. The aggregate number of outstanding Units and the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which Contributed Property is subject) shall be set forth on a schedule maintained by the Company. The Company shall also maintain a schedule setting forth the name and address of each Member, the number of Units owned by such Member and the aggregate Capital Contributions that have been made by such Member with respect to such Member’s Units (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Equity Security in the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.
          (c) The Membership Interests (as defined in the Second Amended and Restated Agreement) issued and outstanding immediately prior to the date of this Agreement are hereby converted into Class A Units and each Member owns the number of Class A Units set forth opposite the name of such Member in the Schedule of Members.
          Section 3.2. Authorization and Issuance of Additional Units.
          (a) The Managing Member may issue additional Class A Units and/or establish and issue other Classes of Units, other Equity Securities in the Company or other Company securities from time to time with such rights, obligations, powers, designations, preferences and other terms, which may be different from, including senior to, any then existing or future Classes of Units, other Equity Securities in the Company or other Company securities, as the Managing Member shall determine from time to time, in its sole discretion, without the vote or consent of any other Member or any other Person, including (i) the right of such Units, other Equity Securities in the Company or other Company securities to share in Net Income and Net Loss or items thereof; (ii) the right of such Units, other Equity Securities in the Company or other Company securities to share in Company distributions; (iii) the rights of such Units, other Equity Securities or other Company securities upon dissolution and liquidation of the Company;

(iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units, other Equity Securities in the Company or other Company securities (including sinking fund provisions); (v) whether such Units, other Equity Securities in the Company or other Company securities are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units, other Equity Securities in the Company or other Company securities will be issued, evidenced by certificates or assigned or transferred; (vii) the terms and conditions of the issuance of such Units, other Equity Securities in the Company or other Company securities (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue Units, other Equity Securities in the Company or other Company securities for less than Fair Market Value); and (viii) the right, if any, of the holder of such Units, other Equity Securities in the Company or other Company securities to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units, other Equity Securities in the Company or other Company securities. The Managing Member, without the vote or consent of any other Member or any other Person, is authorized (i) to issue any Units, other Equity Securities in the Company or other Company securities of any such newly established Class or any existing Class and (ii) to amend this Agreement to reflect the creation of any such new Class, the issuance of Units, other Equity Securities in the Company or other Company securities of such Class, and the admission of any Person as a Member which has received Units or other Equity Securities of any such Class, in accordance with Sections 3.2, 7.4 and 9.4. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units and any other Classes of Units that may be established in accordance with this Agreement.
          Section 3.3. Capital Accounts.
          (a) The Managing Member shall maintain for each Member owning Units a separate Capital Account with respect to such Units in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Units pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 3.3(b) and allocated with respect to such Units pursuant to Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Units pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.3(b) and allocated with respect to such Units pursuant to Section 5.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including, without limitation, adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulations, the Managing Member, without the consent of any other Person, may make such modification, notwithstanding the terms of this Agreement, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to ARTICLE

VII hereof upon the dissolution of the Company. The Managing Member, without the consent of any other Person, also shall (i) make any adjustments, notwithstanding the terms of this Agreement, that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications, notwithstanding the terms of this Agreement, in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).
          (b) For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to ARTICLE V and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
               (i) Solely for purposes of this Section 3.3, the Company shall be treated as owning directly its proportionate share (as determined by the Managing Member) of all property owned by any partnership, limited liability company, unincorporated business or other entity or arrangement that is classified as a partnership for federal income tax purposes, of which the Company is, directly or indirectly, a partner.
               (ii) Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
               (iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
               (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 3.3(d) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(g)(3) and 1.704-3(a)(6)(i) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the Managing Member may adopt.
          (c) A transferee of Units shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Units so transferred.
          (d) (i) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property and the issuance of Units as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 6.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Managing Member using such method of valuation as it may adopt; provided, however, that the Managing Member, in arriving at such valuation, must take fully into account the fair market value of the Units of all Members at such time. The Managing Member shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.
               (ii) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Unit), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to ARTICLE VII or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.3(d)(i) or (B) in the case of a liquidating distribution pursuant to ARTICLE VII, be determined and allocated by the Person winding up the Company pursuant to Section 7.3(b) using such method of valuation as it may adopt.
               (iii) The Managing Member may make the adjustments described in clause (i) above in the manner set forth therein if the Managing Member determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the

Members, including Members who received Units in connection with the performance of services to or for the benefit of the Company.
          (e) Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members, the Managing Member may make such modification, notwithstanding any other provision hereof, without the consent of any other Person.
          Section 3.4. No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.
          Section 3.5. Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
          Section 3.6. No Right of Partition. To the fullest extent permitted by law, no Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its Subsidiaries.
          Section 3.7. Non-Certification of Units; Legend; Units are Securities.
          (a) Units shall be issued in non-certificated form; provided that the Managing Member may cause the Company to issue certificates to a Member representing the Units held by such Member.
          (b) If the Managing Member determines that the Company shall issue certificates representing Units to any Member, the following provisions of this Section 3.7 shall apply:
               (i) The Company shall issue one or more certificates in the name of such Person in such form as it may approve, subject to Section 3.7(b)(ii) (a “Membership Interest Certificate”), which shall evidence the ownership of the Units represented thereby. Each such Membership Interest Certificate shall be denominated in terms of the number of Units evidenced by such Membership Interest Certificate and shall be signed by the Managing Member or an Officer on behalf of the Company.
               (ii) Each Membership Interest Certificate shall bear a legend substantially in the following form:

This certificate evidences a Class A Unit representing an interest in FXCM Holdings, LLC and shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
The interests in FXCM Holdings, LLC represented by this certificate are subject to restrictions on transfer set forth in the Third Amended and Restated Limited Liability Company Agreement of FXCM Holdings, LLC, dated as of      , 2010, by and among each of the members from time to time party thereto, as the same may be amended from time to time.
          (iii) Each Unit shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
          (iv) The Company shall issue a new Membership Interest Certificate in place of any Membership Interest Certificate previously issued if the holder of the Units represented by such Membership Interest Certificate, as reflected on the books and records of the Company:
               (A) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Interest Certificate has been lost, stolen or destroyed;
               (B) requests the issuance of a new Membership Interest Certificate before the Company has notice that such previously issued Membership Interest Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
               (C) if requested by the Company, delivers to the Company such security, in form and substance satisfactory to the Company, as the Managing Member may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Interest Certificate; and
               (D) satisfies any other reasonable requirements imposed by the Company.

               (v) Upon a Member’s Transfer in accordance with the provisions of this Agreement of any or all Units represented by a Membership Interest Certificate, the Transferee of such Units shall deliver such Membership Interest Certificate, duly endorsed for Transfer by the Transferee, to the Company for cancellation, and the Company shall thereupon issue a new Membership Interest Certificate to such Transferee for the number of Units being Transferred and, if applicable, cause to be issued to such Transferring Member a new Membership Interest Certificate for the number of Units that were represented by the canceled Membership Interest Certificate and that are not being Transferred.
ARTICLE IV
DISTRIBUTIONS
          Section 4.1. Distributions. Distributions shall be made to the Members, after Tax Distributions are made pursuant to Section 4.4 hereof, as and when determined by the Managing Member, in accordance with their respective Units and pro rata as to Units of each Class.
          Section 4.2. Limitation. Notwithstanding any other provision of this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution to any Member or Assignee if such distribution would violate the Act or other applicable law.
          Section 4.3. Successors. For purposes of determining the amount of distributions under Section 4.1, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.
          Section 4.4. Tax Distributions. Subject to Section 4.2 and to any restrictions contained in any agreement to which the Company is bound, no later than the tenth day following the end of each Quarterly Estimated Tax Period of each calendar year, the Company shall, to the extent of available cash and borrowings of the Company, make a distribution in cash (each, a “Tax Distribution”), pro rata as to Units of each Class, with respect to such Quarterly Estimated Tax Period, in an amount equal to the excess of (i) the product of (x) the taxable income of the Company attributable to such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods in such calendar year, based upon (I) the information returns filed by the Company, as amended or adjusted to date, and (II) estimated amounts, in the case of periods for which the Company has not yet filed information returns, multiplied by (y) the Assumed Tax Rate, over (ii) distributions made by the Company pursuant to this Section 4.4 with respect to such calendar year. The Managing Member shall use conventions similar to those adopted pursuant to Section 5.2(d) of this Agreement to determine the interests of the Members in respect of each Class of Units with respect to a Quarterly Estimated Tax Period. For the avoidance of doubt, Tax Distributions shall be made only with respect to taxable income earned by the Company (as opposed to income recognized by any Member with respect to the vesting of such Member’s Units). For purposes of clause (i)(x) above, the taxable income of the Company shall be determined by disregarding any adjustment to the taxable income of any Member that arises under Section 743(b) of the Code and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Section 743(a) of the Code.
          Section 4.5. Tax Advances; Security Interest and Right of Set Off; Indemnification. (a) To the extent that the Company (or any entity in which the Company holds an interest) is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., withholding taxes), the Managing Member may withhold or escrow such amounts and make such tax payments as so required. All taxes paid by or withheld from receipts of the Company that are attributable to a Member (as reasonably determined by the Managing Member), including taxes described in the preceding sentence, may be repaid in the sole discretion of the Managing Member by reducing the amount of the current or future distribution or distributions, including distributions during a winding up of the Company, which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Company otherwise payable to such Member. For all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or during the winding up of the Company) unreduced by the amount of such taxes.
          (b) If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state or local personal property taxes and state or local unincorporated business taxes, to the extent such taxes have not reduced amounts actually paid to a Member pursuant to Section 4.5(a)), then such Member shall indemnify the Company or its successor in interest in full for the entire amount paid (including interest, penalties and reasonable related expenses). A Member’s obligation to indemnify the Company or its successor in interest under this Section 4.5(b) shall survive the dissolution, winding up and termination of the Company. The Company and its successor in interest may pursue and enforce all rights and remedies it may have against each Member under this Section 4.5(b), including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to 10 percent (but not in excess of the highest rate per annum permitted by law). As security for any such indemnification obligation or any other liability or obligation to which the Company may be subject as a result of any act or status of any Member, or to which the Company may become subject with respect to the interest of any Member in the Company, the Company shall have (and each Member hereby grants to the Company) a security interest in all Distributable Assets distributable to such Member to the extent of the amount of such liability or obligation. Whenever the Company is to pay any sum to any Member or any Affiliate or related Person thereof pursuant to the terms of this Agreement, any amounts that such Member or such Affiliate or related Person owes to the Company, whether pursuant to this Section 4.5 or under any promissory note issued to the Company as partial payment for any Units of the Company may be deducted from that sum before payment.
ARTICLE V
ALLOCATIONS
          Section 5.1. Allocations for Capital Account Purposes. (a) Except as otherwise provided in this Agreement, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the Special Allocations set forth in Section 5.1(b) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 7.3 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.
          (b) Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:
               (i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b) with respect to such taxable period (other than an allocation pursuant to Section 5.1(b)(iii) and Section 5.1(b)(vi)). This Section 5.1(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
               (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(b)(i)), except as provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b), other than Section 5.1(b)(i) and other than an allocation pursuant to Section 5.1(b)(i)(v) and (b)(i)(vi), with respect to such taxable period. This Section 5.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
               (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.1(b)(i) or (ii). This Section 5.1(b)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
               (iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(b)(iv) were not in this Agreement.
               (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members pro rata as to Units of each Class. If the Managing Member determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
               (vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the “Economic Risk of Loss” (as defined in the Treasury Regulations) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
               (vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulations Section 1.752-3(a)(3) shall be allocated among the Members in the manner chosen by the Managing Member and consistent with such Section of the Treasury Regulations.
               (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

               (ix) Curative Allocation.
          (1) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.1(b)(ix)(1). Therefore, notwithstanding any other provision of this ARTICLE V (other than the Required Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.
          (2) The Managing Member shall, with respect to each taxable period, (1) apply the provisions of Section 5.1(b)(ix)(1) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(b)(ix)(1) among the Members in a manner that is likely to minimize such economic distortions.
               (x) Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.
          Section 5.2. Allocations for Tax Purposes.
          (a) The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
          (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:
               (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.
               (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.3(d)(i) or Section 3.3(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.
               (iii) In order to eliminate Book-Tax Disparities, the Managing Member may cause the Company to use any method described in Treasury Regulations Section 1.704-3; provided that the Managing Member shall cause the Company to use the “traditional method” with respect to any Book-Tax Disparities that exist as of the date hereof.
          (c) For the proper administration of the Company, the Managing Member shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; (iii) without the consent of any other Person being required, amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code; and (iv) adopt and employ such methods for (A) the maintenance of capital accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Units and (J) tax compliance and other tax-related requirements, including without limitation, the use of computer software, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law. The Managing Member may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any Class or Classes of Units issued and outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.
          (d) For purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

          (e) Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Managing Member taking into account the principles of Treasury Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi).
          (f) Allocations pursuant to this Section 5.2 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, distributions or other Company items pursuant to any provision of this Agreement.
          Section 5.3. Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this ARTICLE V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this ARTICLE V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.
          Section 5.4. Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without suggesting any limitation of any kind, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.
ARTICLE VI
MANAGEMENT
          Section 6.1. Managing Member; Delegation of Authority and Duties.
          (a) Authority of Managing Member. The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to Officers or to others to act on behalf of the Company. Without limiting the foregoing provisions of this Section 6.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including, without limitation, the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company

(including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.
          (b) Other Members. No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Units, other Equity Securities in the Company, or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company. Except as expressly provided herein, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required law, or expressly provided in Section 6.1(c) or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.
          (c) Delegation by Managing Member. The Company may employ one or more Members from time to time, and such Members, in their capacity as employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.
          Section 6.2. Officers.
          (a) Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members.

Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. Designation of an Officer shall not of itself create any employment or, except as provided in Section 6.4, contractual rights.
          (b) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended or altered by the Managing Member from time to time, in each case in the sole discretion of the Managing Member.
          (c) Duties of Officers. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by officers of a Delaware corporation pursuant to the laws of the state of Delaware.
          Section 6.3. Liability of Members.
          (a) No Personal Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Person’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Except as otherwise required by the Act, each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein.
          (b) Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to ARTICLE IV shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.
          (c) Restriction or Elimination of Duties. To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members (including without limitation, the Managing Member) relating thereto. The Managing Member may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.
          Section 6.4. Indemnification by the Company. Subject to the limitations and conditions provided in this Section 6.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member (including without limitation, the Managing Member) or an Officer (each, an “Indemnified Person”), in each case, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Indemnified Person in connection with such Proceeding, appeal, inquiry or investigation, if such Indemnified Person acted in Good Faith. Reasonable expenses incurred by an Indemnified Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no Indemnified Person shall be entitled to any indemnity or advancement of expenses in connection with any Proceeding brought (i) by such Indemnified Person against the Company (other than to enforce the rights of such Indemnified Person pursuant to this Section 6.4), any

Member or any Officer, or (ii) by or in the right of the Company, without the prior written consent of the Managing Member.
          Section 6.5. Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.
ARTICLE VII
WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS;
ADMISSION OF NEW MEMBERS
          Section 7.1. Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement.
          Section 7.2. Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
          Section 7.3. Dissolution.
          (a) Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of (i) the determination of the Managing Member, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act or (iii) the termination of the legal existence of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by the Act. In the event of a dissolution pursuant to clause (i) of the immediately preceding sentence, the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 7.3(c) below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.
          (b) Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Managing Member or, in the event of the unavailability of the Managing Member or if the Managing Member shall so determine, such Member or other liquidating trustee as shall be named by the Managing Member.
          (c) Priority. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 7.3 to minimize any losses otherwise attendant upon such winding up. Upon dissolution of the Company, the assets of the Company shall be applied in the following manner and order of priority: (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (including all contingent, conditional or unmatured claims), whether by payment or the making of reasonable provision for payment thereof; and (ii) the balance shall be distributed to the Members in accordance with their respective Units pro rata as to Units of each Class.
          (d) Cancellation of Certificate. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.
          (e) Return of Capital. The liquidators of the Company shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
          (f) Hart Scott Rodino. Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.
          Section 7.4. Transfer by Members. No Member may Transfer or Pledge all or any portion of its Units or other interests or rights in the Company except to another Member or with the written consent of the Managing Member, which consent may be provided or withheld, or subject to conditions, in the sole discretion of the Managing Member; provided, however, that, subject to the provisions of Section 7.5(c) (other than the provisions of Section 7.5(c)(v) to the extent that such provisions relate to the delivery of legal and/or tax opinions), without the consent of the Managing Member, a Member may, at any time, Transfer any of such Member’s Units pursuant to the Exchange Agreement. In addition, to the extent that the Managing Member determines in Good Faith that a proposed Transfer would not violate Section 7.5(c) below, then the Managing Member will not unreasonably withhold its consent to a Transfer (i) in the case of any Member who is a natural Person, (A) upon the death of such Member pursuant to applicable laws of descent and distribution or (B) to or among such Person’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established solely for the benefit of (or the sole members or partners of which are) such Person, such Person’s spouse and/or descendants, or (ii) to and among wholly owned Subsidiaries of any Member, provided, however, that if any such wholly owned Subsidiary will subsequently cease to be wholly owned by such Member, the Units so Transferred must first be Transferred back to the original Member or another permitted Transferee of such original Member. For the avoidance of doubt, it shall not be unreasonable for the Managing Member to impose reasonable restrictions on the number of Persons to whom a Member may make Transfers pursuant to clauses (i) and (ii) of the preceding sentence, which restrictions need not be uniform among holders of interests in the Company. Any purported Transfer or Pledge of all or a portion of a Member’s Units or other interests in the Company not complying with this Section 7.4 shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that Transfer or Pledge or to deal with the Person to which the Transfer or Pledge purportedly was made.
          Section 7.5. Admission or Substitution of New Members.
          (a) Admission. Without the consent of any other Person, the Managing Member shall have the right to admit as a Substituted Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or an Assignee or from the Company. Concurrently with the admission of a Substituted Member or an Additional Member, the Managing Member shall forthwith (i) amend the Schedule of Members to reflect the name and address of such Substituted Member or Additional Member and to eliminate or modify, as applicable, the name and address of the Transferring Member with regard to the Transferred Units and (ii) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a Substituted Member in place of the Transferring Member, or the admission of an Additional Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Substituted Member or Additional Member; provided that such expenses shall not be payable with respect to a Substituted Member or Additional Member that is or is to become an employee of the Company or any of its Subsidiaries, where the issuance or Transfer of an interest in the Company to such Person is in connection with their provision of services to the Company or any of its Subsidiaries.
          (b) Conditions and Limitations. The admission of any Person as a Substituted Member or an Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (A) execution and delivery of a counterpart signature page to this Agreement countersigned by the Managing Member on behalf of the Company or (B) any other writing evidencing the intent of such Person to become a Substituted Member or an Additional Member and such writing is accepted by the Managing Member on behalf of the Company.
          (c) Prohibited Transfers. Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit or other interest in the Company be made by any Member or Assignee if:
          (i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit or other interest in the Company;
          (ii) such Transfer would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code;

          (iii) such Transfer would require the registration of such transferred Unit or other interest in the Company or of any Class of Unit or other interest in the Company pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Securities Exchange Act of 1934, as amended) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;
          (iv) such Transfer would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time; or
          (v) to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion.
          In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine that interests in the Company do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Managing Member may impose such restrictions on the Transfer of Units or other interests in the Company as the Managing Member may determine to be necessary or advisable so that the Company is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.
          Any Transfer in violation of Section 7.4 or this Section 7.5(c) shall be null and void ab initio and of no effect.
          (d) Effect of Transfer to Substituted Member. Following the Transfer of any Unit or other interest in the Company that is permitted under Sections 7.4 and 7.5, the Transferee of such Unit or other interest in the Company shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Unit or other interest in the Company, shall succeed to the Capital Account balance associated with such Unit or other interest in the Company, shall receive allocations and distributions under ARTICLE IV and ARTICLE V in respect of such Unit or other interest in the Company and, if admitted as such in accordance with Section 7.5, otherwise shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit or other interest in the Company.
          Section 7.6. Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such interests in the Company. Such requirements, provisions and restrictions need not be uniform among holders of interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the interests in the Company owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.
          Section 7.7. Mandatory Exchange. The Managing Member may, with the consent of those Members (other than the Managing Member) holding not less than 75% of the Holdings Units (as such term is defined in the Exchange Agreement) (excluding any Holdings Units held by the Managing Member) require all Members holding Holdings Units to exchange all such units held by them pursuant to the Exchange Agreement.
ARTICLE VIII
BOOKS AND RECORDS; FINANCIAL STATEMENTS AND OTHER INFORMATION;
TAX MATTERS
          Section 8.1. Books and Records. The Company shall keep at its principal executive office (i) correct and complete books and records of account (which, in the case of financial records, shall be kept in accordance with GAAP), (ii) minutes of the proceedings of meetings of the Members, (iii) a current list of the directors and officers of the Company and its Subsidiaries and their respective residence addresses, and (iv) a record containing the names and addresses of all Members, the total number of Units held by each Member, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Except as expressly set forth in this Agreement, notwithstanding the rights set forth in Section 18-305 of the Act, no Member shall have the right to obtain information from the Company.
          Section 8.2. Information.
          (a) The Members shall be supplied with all other Company information necessary to enable each Member to prepare its federal, state, and local income tax returns.
          (b) All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes under this Agreement shall be made by the Managing Member and shall be conclusive and binding on all Members, their Successors in Interest and any other Person who is a party to or otherwise bound by this Agreement, and to the fullest extent permitted by law or as otherwise provided in this Agreement, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.
          Section 8.3. Fiscal Year. The Fiscal Year of the Company shall be the calendar year ending on December 31, unless otherwise determined by the Managing Member in its sole discretion in accordance with Section 706 of the Code.

          Section 8.4. Certain Tax Matters.
          (a) Preparation of Returns. The Managing Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States of America, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. Except as specifically provided otherwise in this Agreement, the Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. As promptly as practicable after the end of each Fiscal Year, the Managing Member shall cause the Company to provide to each Member a Schedule K-1 for such Fiscal Year. Additionally, the Managing Member shall cause the Company to provide to each Member, to the extent commercially reasonable and available to the Company without undue cost, any information reasonably required by the Member to prepare, or in connection with an audit of, such Member’s income tax returns.
          (b) Consistent Treatment. Each Member agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.
          (c) Duties of the Tax Matters Member. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Managing Member shall direct the Tax Matters Member to act for, and such action shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of, and payable by, the Company, (C) no Member shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit (other than items which are not partnership items within the meaning of Code Section 6231(a)(4) or which cease to be partnership items under Code Section 6231(b)) reflected on any tax return of the Company, (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member and (D) the Tax Matters Member shall keep the Members reasonably apprised of the status of any such proceeding. Notwithstanding the previous sentence, if a petition for a readjustment to any partnership item included in a final partnership administrative adjustment is filed with a District Court or the Court of Claims and the IRS has elected to assess income tax against a Member with respect to that final partnership administrative adjustment (rather than suspending assessments until the District Court or Court of Claims proceedings become final), such Member shall be permitted to file a claim for refund within such period of time as to avoid application of any statute of limitations which would otherwise prevent the Member from having any claim based on the final outcome of that review.
          (d) Tax Matters Member. The Company and each Member hereby designate the Managing Member as the “tax matters partner” for purposes of Code Section 6231(a)(7) (the “Tax Matters Member”).
          (e) Certain Filings. Upon the Transfer of an interest in the Company (within the meaning of the Code), a sale of Company assets or a liquidation of the Company, the Members shall provide the Managing Member with information and shall make tax filings as reasonably requested by the Managing Member and required under applicable law.
          (f) Section 754 Election. The Managing Member shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Sections 734, 743 and 754 of the Code and applicable Treasury Regulations and comparable state law provisions, an election to adjust basis in the event (i) any Class A Unit is Transferred in accordance with this Agreement or the Exchange Agreement or (ii) any Company property is distributed to any Member.
ARTICLE IX
MISCELLANEOUS
          Section 9.1. Separate Agreements; Schedules. The Managing Member may, or may cause the Company to, without the approval of any other Member or other Person, enter into separate agreements with individual Members with respect to any matter, which have the effect of establishing rights for such individual Members under this Agreement or any subscription agreement, or altering, supplementing or amending the terms of this Agreement or any such subscription agreement applicable to such individual Members; provided, however, that except as permitted pursuant to Section 9.4, neither the Company nor the Managing Member will enter into any such separate agreement that substantively adversely affects the rights of another Member not a party thereto. The Managing Member may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Managing Member. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.
          Section 9.2. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

          Section 9.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).
          Section 9.4. Amendments and Waivers. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided that except as otherwise provided herein (including, without limitation, in Section 3.2(a)), no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same Class without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority in interest of such affected holders in accordance with their holdings of such Class of Units), provided further, however, that notwithstanding the foregoing, the Managing Member may, without the written consent of any other Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any Class of Units or other Equity Securities in the Company or other Company securities in accordance with this Agreement; (1) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement; (2) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (3) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; or (4) a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company, including a change in the dates on which distributions are to be made by the Company; provided further, that the books and records of the Company shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other interests in the Company resulting from any issuance, Transfer or other disposition of Units or other interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.
          The Managing Member may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation Section 1.83-3(l) (or any similar provision) under which the fair market value of a partnership interest (or interest in an entity treated as a partnership for U.S. federal income tax purposes) that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and each of its Members to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all partnership interests (or interest in an entity treated as a partnership for U.S. federal income tax purposes) transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments.
          No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          Section 9.5. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member at such Member’s address or facsimile number shown in the Company’s books and records, or, if given to the Company, at the following address:
FXCM Holdings, LLC
32 Old Slip
New York, New York 10005
Attention: Chief Financial Officer
with a copy (which shall not constitute notice to the Company) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Joshua Ford Bonnie
Facsimile: (212) 455-2502
          Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when sent by facsimile to the recipient (with confirmation of receipt), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) three Business Days after being deposited in the mails (first class or airmail postage prepaid).
          Section 9.6. Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
          Section 9.7. Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney in fact, in such

Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the death, disability, incapacity, bankruptcy or dissolution of such Member. No power of attorney granted in this Agreement shall revoke any previously granted power of attorney.
          Section 9.8. Entire Agreement. This Agreement, the Exchange Agreement, the Tax Receivable Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Original Agreement, the First Amended and Restated Agreement and the Second Amended and Restated Agreement.
          Section 9.9. Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.
          Section 9.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          Section 9.11. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured or unsecured creditor in accordance with applicable law.

          Section 9.12. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
          Section 9.13. Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
          Section 9.14. Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
          Section 9.15. Non-Occurrence of IPO. Notwithstanding any other provision of this Agreement (including Section 9.4), in the event that the initial public offering of the Class A common stock of the Managing Member is not consummated prior to the date that is 10 business days after the date of this Agreement, then this Agreement shall automatically, with no action required by any Member, on such date be amended and restated in its entirety back to the Second Amended and Restated Agreement and upon such automatic amendment and restatement of this Agreement, this Agreement shall be of no force and effect. Notwithstanding any other provision of this Agreement (including Section 9.4), this Section 9.15 may not be amended prior to the consummation of the initial public offering of the Class A common stock of the Managing Member.

          IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Limited Liability Company Agreement.

MANAGING MEMBER FXCM INC.
By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	Secretary and General Counsel

OTHER MEMBERS Each Other Member set forth on Annex A hereto
By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	Attorney-in-fact